EXHIBIT 10.1

                                      LEASE

THIS LEASE, ("Lease") dated as of this 16th day of May , 2000 , is made by and between AP- ADLER OAKES, LTD. (hereinafter referred to as "Landlord"), and The Nationwide Companies, Inc. (hereinafter referred to as "Tenant").

Landlord and Tenant, in consideration of the following mutual covenants, have agreed:

1. DEMISE. Landlord does lease to Tenant, and Tenant does lease from Landlord, the real property and improvements described as 2307 square feet, more or less. Reference to square footage of the Leased Premises is approximated. Terms and conditions of this lease shall not be modified or affected if actual square footage differs from the approximated square footage. Located as shown on the attached Exhibit "A" ("Premises") 4350 OAKES ROAD, SUITE 512 , DAVIE, FLORIDA 33314 within the property known as NEW TOWN COMMERCE PARK. (the "Property"). As an appurtenance to the Premises, Landlord grants to Tenant a revocable, nonexclusive license to use, in common with others, all areas within the Property designated by Landlord as Common Facilities. The Premises shall be used and occupied by Tenant solely as Office/Warehouse. Tenant shall be solely responsible to determine if the intended use complies with all governmental laws and regulations. Landlord, by execution of this Lease or otherwise, makes no representation that the intended use complies with governmental regulations.

The Leased Premises consists of approximately 1023 square feet of office space and approximately 1284 square feet of warehouse space for a total of 2307 square feet.

2. TERM. The Term of this Lease shall be for a period of five (5) years, beginning August 1, 2000 ("Commencement Date") and ending July 31, 2005, ("Termination Date"). If this Lease is executed before the Premises becomes available, if any present tenant or occupant of the Premises holds over, or Landlord cannot deliver possession of the Premises on/or prior to the Commencement Date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same and the Commencement date shall be adjusted Forward accordingly; provided, however, Tenant shall not be obligated hereunder unless Landlord is able to deliver the Leased Premises within ninety
(90) days of the Commencement Date (unless delay is caused by Tenant).

3. LANDLORD CONTROL OF COMMON AREAS: All common areas provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers shall at all times be subject to the exclusive control and management of Landlord and Landlord may do and perform such acts in the areas as, in its good business judgment, it deems to be advisable.

4. DELIVERY OF PREMISES: Landlord has constructed the Premises prior to execution of this Lease and Tenant certifies that it has inspected the Premises and accepts it as is unless specifically set out to the contrary in Exhibit "C" attached hereto. Tenant shall not perform any work and/or improvements to the Premises without Landlord's written approval. Any work or improvement shall


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be  performed in  accordance  with  Exhibit"D"  hereto and shall comply with all governmental rules, regulations and requirements. Landlord reserves the right to make repairs, alterations and/or additions to the Premises or Property as it reasonably believes to be necessary and proper.

5. BASE RENT. Tenant agrees to pay Landlord the following amounts as the Base Rent for the Premises:



                   Total Annual    Monthly
Period             Base Rent       Base Rent
--------------     ------------    ----------

8/1/00-7/31/01     $31,144.50      $2,595.38
8/1/01-7/31/02     $32,390.28      $2,699.19
8/1/02-7/31/03     $33,682.20      $2,806.85
8/1/03-7/31/04     $35,020.26      $2,918.36
8/1/04-7/31/05     $36,427.53      $3,035.63

Base Rent, plus all applicable sales, excise and uses taxes imposed thereon, shall be payable in consecutive monthly installments, in advance, without demand, on the first day of each and every month during the term of this Lease. Tenant shall pay the Base Rent without deduction, diminution or set-off.

If possession of the Premises is delivered to Tenant prior to the Commencement Date, Tenant shall pay a pro-rata amount of rent for such period and otherwise comply with the terms of the Lease. All rent shall be payable to Landlord at the address set forth in this Lease, unless Landlord directs otherwise in writing. Any installment of rent not received within five days of its due date shall be subject to a late charge of five percent (5%).

6. ADDITIONAL RENT. In order to give Landlord a lien of equal priority with Landlord's lien for rent, any and all sums of money or charges required to be paid by Tenant under this Lease, whether or not so designated, shall be considered additional rent, payable when billed or otherwise required under this Lease.

7. OPERATING COSTS. In addition to the base rent and other charges specified in this Lease, Tenant agrees to pay Landlord, Tenant's proportionate share of the operating costs of the common areas and of the building within which the Premises are located ("the Property") less the base amount. For purposes of this provision, the Property's operating costs shall include but not be limited to water, sewer, common area exterior electric, dumpster, fire alarm charges, parking area maintenance, lawn maintenance, management fees, operation and fair market rental expenses for FlexxspaceSM accommodations of any kind and nature and any other expense item associated with the ongoing maintenance, repair and operation of the Property and its common facilities (excluding insurance and real estate taxes).

The amount of operating costs attributable to the Property shall be calculated on a pro-rata basis. Tenant's proportionate share of the operating costs attributable to the Property is .0156, and is calculated upon the ratio of the area of the Premises (square feet) to the total area of the property in


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which the  Premises is located.  Base  amount  shall be the sum of the  property operating expenses in the base year as set out in paragraph 14.

Tenant's share of the operating cost less operating costs for the base year may be required to be paid by Tenant as additional rent in equal monthly installments, plus applicable tax, based upon Landlord's written estimate of the operating costs for the following calendar year. At the end of each calendar year, Landlord shall deliver to Tenant a statement showing the amount of the Property's operating costs for the prior calendar year, and further showing Tenant's share thereof. If the total of the monthly payments made by Tenant for the period is less than Tenant's actual proportionate share for the period, then Tenant shall pay any deficiency to Landlord within thirty (30) days of receipt of written notice thereof. If the total monthly payments made by Tenant for the period are more than Tenant's proportionate share for the period, then Landlord shall credit such overpayment against future monthly payments.

8. SPECIAL ASSESSMENTS. For each Calendar Year or Partial Calendar Year, Tenant will pay to Landlord, in addition to Base Rent as further Additional Rent, Tenant's proportionate share of any special assessments assessed against the Property, with applicable tax, if any. The payment of any such special assessments shall be made by Tenant on a monthly basis, concurrently with Base Rent. Tenant's proportionate share of any such special assessment shall be the proportionate share stated in paragraph 7.

9. REAL ESTATE TAXES. For each Calendar Year or partial Calendar Year, Tenant will pay to Landlord, in addition to Base Rent as further Additional Rent, a proportionate share of all ad valorem and real estate taxes levied by any lawful authority against the Property less ad valorem and real estate taxes of the Property for the base year, which proportionate share shall be .0156. Landlord may estimate the amount in the manner set out in Paragraph 7.

10. TENANTS PROPERTY. Tenant is responsible for payment of all taxes assessed against any leasehold interest or personal property of Tenant. Landlord shall not be responsible for any damage to personal property of Tenant or others on the Premises caused by any reason whatsoever.

11. TENANT RESPONSIBILITY. All alterations, decorations and improvements made by or for Tenant shall remain the property of Tenant. Upon expiration of this Lease, Landlord has the option of requiring Tenant to remove the same and restore the Premises to the way it was before the improvements. If Tenant does not do so, Landlord may keep the alterations, etc. and/or the Premises to its original condition. Tenant shall be responsible for all cost of same as well as any damage for any delay resulting from violation of this paragraph.

12. OTHER CHANGES. Tenant on behalf of itself ,its employees, agents and subtenants shall be obligated to pay and shall pay all licenses, parking impact fees, other impact fees, assessments and costs associated with and/or attributable to the operations of the Tenant, and/or on the Premises when such costs, assessments and fees become due and payable. Tenant shall indemnify and hold Landlord harmless for any damages, claims, costs or liability (including fees and costs) arising out of or relating to Tenants failure to comply with this paragraph.




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13. INSURANCE.  For each Calendar Year or partial Calendar Year, if insurance is paid per calendar year, Tenant will pay to Landlord, in addition to Base Rent as further Additional Rent, Tenant's proportionate share of Landlord's insurance premiums on or in respect of the Property, including but not limited to public liability, property damage, all risk perils, rent and flood insurance, if carried by Landlord less said insurance premiums for the base year. Tenant's proportionate share shall be that stated in paragraph 7. Landlord may estimate the amount in the manner set out in Paragraph 7.

14. PAYMENT. For the first Calendar Year or Partial Calendar Year, the estimated monthly payment under paragraphs 7, 9 and 13 is N/A. The base year for computation of proportionate share and percentage share is 2001.

15. GUARD/PATROL SERVICES. Landlord, in its sole discretion, determination and option may, but is not required to enter into a contract or contracts or otherwise provide or make arrangement for the providing of guard, patrol and/or security which may include security guards and/or electronic devices and/or a guard gate and/or gate house. Tenant shall pay its proportionate share for the expense of the services. Landlord shall in no way be responsible for the performance or non- performance of the obligations of guard/patrol/security personnel or service, including but not limited to negligent or intentional acts, and Tenant hereby releases Landlord from any claims of any nature whatsoever in connection therewith.

16. SECURITY DEPOSIT. Landlord acknowledges that it has received from Tenant the sum of $ 2,595.38 which is to remain on deposit, without liability for interest, with Landlord during the term of this Lease and any extensions as security for the payment of rent and full and faithful performance by Tenant of the terms of this Lease. In the event of any default, the sum shall be retained by Landlord and may be applied toward damages arising from the default. The deposit shall not be construed as liquidated damages. Upon yielding of the Premises at the termination of this Lease, and provided no default or nonpayment has occurred, the security deposit shall be returned to the Tenant. If Landlord conveys its interest under this Lease, the deposit, or the part not previously applied, shall be turned over to Landlord's grantees or assignees. Tenant shall release Landlord from any liability with respect to the deposit and shall look solely to the grantee or assignee. This provision shall also apply to subsequent grantees or assignees.

Tenant shall not assign, pledge, mortgage or otherwise hypothecate its interest in the security deposit.

This sum is not made in payment of rent. If the deposit, or any portion thereof, is appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant then Tenant shall, upon written demand by Landlord, remit to Landlord a sufficient amount in cash to restore the security to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a default under this Lease.

17. UTILITIES. Tenant shall pay for all utilities delivered to the Premises, including electricity, gas, heat, cooling, telephone and all other utilities and all taxes or charges on such utility services. Landlord shall not be liable for any interruption or failure in the supply of any utilities to the Premises nor shall rent be abated during such failure or interruption.



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18. TENANT COVENANTS. Tenant agrees that: (a) Tenant will pay the rent and other charges herein reserved at the times and in the manner aforesaid; (b) it will not use or permit the Premises to be used for any illegal, unauthorized or improper purposes, nor permit any disturbance, noise or annoyance detrimental to the Premises or its neighbor; (c) it will not make any alterations or improvements upon the Premises without the written consent of Landlord (d) it will not undertake any alterations to the Premises which violate the ADA and it will indemnify and hold Landlord harmless from any and all claims, damages or suits that may be brought as a result of Tenant's alleged violation of the ADA;
(e) it will permit Landlord or its agents or employees at all reasonable times, to enter into the Premises and (1) view the condition thereof; (2) show prospective purchasers and/or lessees; (3) make additions, alteration and/or improvements as deemed necessary; (f) it will, at its own expense, keep and maintain the interior of the Premises, including but not limited to electrical and HVAC, in good condition and repair, so as to tender it to Landlord at lease termination, broom clean, and in the same condition as received, ordinary wear and tear, damage by fire or other casualty, and the elements or acts of God excepted; (g) it shall, at its own cost and expense, replace any plate glass which may be broken during the term of this lease; (h) it pledges all personal property on the Premises as collateral for performance under this Lease, and grants Landlord a lien on such property; and (i) it will fully and completely comply with any and all rules and regulations applicable to the Premises.

19. LANDLORD COVENANT. Provided Tenant is not in default under the Lease and subject to conditions beyond the control of Landlord, including but not limited to "acts of God," Landlord agrees that it will keep and maintain the structural portions of the Premises, including roof and walls.

20. LIABILITY FOR DAMAGES. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Premises, occupants of adjacent property, of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable in damages or otherwise for any latent defect in the Premises or in the building of which they form a part.

21. FIRE INSURANCE. Tenant agrees that, at its own expense and cost, it shall procure and continue to in force, in the names of Landlord, Tenant and Landlord's managing agent, general liability insurance against any and all claims for  injuries  to persons or  property  occurring  in,  upon or about the
Premises, including all damage from signs, glass, awning, fixtures or other appurtenances, now or hereafter upon the Premises, during the term of this lease. The insurance shall be an amount not less than $1,000,000 of injuries to persons in one accident and not less than $300,000 for injury to one person, and $25,000 for damage to property. The insurance shall be written in a company or companies authorized to engage in the business of general liability insurance in the State of Florida, shall be cancelable, in whole or in part, only after giving Landlord and its lender written notice of its intention to do so at least thirty (30) days in advance, shall include Landlord and all mortgagees as additional insured. There shall be delivered to the Landlord customary certificates evidencing the insurance is in force.




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22.  ADDITIONAL  COST  FOR  INSURANCE.  If the  insurance  rates  applicable  to
Landlord's fire and extended coverage insurance covering the entire building of which the Premises are a part are increased by reason of any use of the premises made by Tenant, then Tenant shall pay Landlord the increase. The increase shall be paid on demand upon submission to the Tenant of evidence of the rate increase.

23. INDEMNITY. Tenant hereby agrees to pay the costs of Landlord's defense, and to pay, indemnify and save free and harmless Landlord, and/or any fee owner or ground or underlying Landlord of the property from and against (a) any and all claims, demands, fines, suites, actions, proceedings, orders, decrees and judgments of any kind or nature(b) and from damages whether compensatory, punitive or otherwise, by or in favor of anyone whomsoever and from and against any and all costs and expenses, including attorney's fees, appellate and otherwise, resulting from or in connection with (1) loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, or from the demised premises or occasioned or wholly or in part through the use and occupancy of the demised premises or any improvements therein or appurtenances thereto, or (2) by any use, act contractor or license of Tenant, or their respective employees, agents, contractors or invitees in, upon at or from the demised premises or its appurtenances or any common areas of the Property.

24. WAIVER OF RIGHT OF SUBROGATION. Landlord and Tenant hereby grant to each other a waiver of any right of subrogation any insurer of one party may acquire against the other by virtue of payment of any loss under such insurance, such waiver to be effective only so long as each is empowered to grant such waiver under the terms of the insurance policy or policies involved.

25. FIRE OR OTHER CASUALTY. If the Premises is damaged by fire or otherwise to such extent so as to interfere with their use by Tenant, the rent payable for the period commencing on the date on which Tenant gives Landlord written notice of such damage, and ending on the date on which restoration of the Premises is made usable would be reduced by an amount which bears the same ratio to the floor space leased to Tenant prior to such damage. If the Premises is totally destroyed or rendered untenantable, Landlord shall have the right, but not the obligation, to render the Premises tenantable by repairs within ninety days (90) from the date that insurance claims of Landlord and Tenant shall have been settled and Landlord shall be free of all restrictions as to proceeding with the work of repair or rebuilding. If the premises are not rendered tenantable within said period, either party may elect to cancel this Lease, and in the event of such cancellation, rent shall be paid only to the day of the fire or casualty. Full rent shall resume on the sooner of (a) 15 days after notice from Landlord to Tenant that Premises is substantially repaired or (b) date Tenant's business operations are restored to the entire Premises. Notwithstanding the above, Landlord may elect to cancel the Lease within ninety (90) days from damage occurring by giving thirty (30) days notice of cancellation to Tenant.

26. SIGNS. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any part of the outside of the Premises or of the building of which the Premises are a part, or inside the Premises if visible from the outside, without the written consent of Landlord. If consent is given, Tenant further agrees to maintain such sign, lettering, etc. as may be approved in accordance with all city, county, and state laws, ordinance or requirements and in good condition and repair at all times.



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27. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Premises or in the event a deed is given in lieu of foreclosure of any such mortgage, if requested to do so, Tenant shall attorn to the purchaser or grantee in lieu of foreclosure upon any such foreclosure or sale and recognize such purchaser or grantee in lieu of foreclosure as the Landlord under this Lease.

28. SUBORDINATION. This Lease is subject and subordinate to the lien of any and all mortgages which may now or hereafter encumber or otherwise affect the Premises. Tenant shall, at Landlords, request, promptly execute a certificate or other document confirming such subordination. Tenant shall attorn to the successor to Landlord's interest herein, if requested to do so by such successor, and to recognize such successor as the Landlord under this Lease. Tenant agrees to execute and deliver upon the request of Landlord any instrument evidencing such attornment.

29. ESTOPPEL CERTIFICATE. Tenant agrees, at any time upon not less than five (5) days prior written notice by Landlord, to execute a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications stating such modifications), (ii) stating the dates to which the rent and any other charges here under have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of this Lease, and if so, specifying each such default of which Tenant may have knowledge, and (iv) stating the address to which notices to Tenant should be sent, (v) such other customary information as may be necessary and proper.

30. CONDEMNATION. If the entire Premises are taken by eminent domain, this Lease shall terminate.

In the event of any taking under the power of eminent domain which does not take the entire Premises but which interferes substantially with the use of the balance of the Premises by Tenant, the rent payable by Tenant shall be abated commencing on the date on which possession is taken by the condemning authority, in the proportion which the floor space so taken or made unusable bears to the floor space leased to Tenant prior to the taking.

If the taking is of land only and does not interfere substantially with the use of the balance of the Premises by Tenant, there shall be no abatement of rent.

If the taking does not take the entire Premises, Landlord shall (a) promptly, at its own cost and expense, restore the balance of the Premises to as near their former condition as circumstances will reasonably permit (b) inform Tenant of its intent not to restore the Premises, thereby canceling the Lease.

All damages awarded for any taking of all or any part of the improvements owned by Landlord under the power of eminent domain shall belong to Landlord. This provision shall not prevent Tenant from claiming and recovering from the condemning authority compensation for taking of Tenant's tangible property or for Tenant's loss of business, business interruption or business removal and relocation.

31. LIMITATION ON RESTORATION. When Landlord is obligated or elects to restore or repair the Premises under this Lease, such obligation or election does not include the restoration or repair of personal property of Tenant, including but not limited to equipment and trade fixtures.


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32.  COMPLIANCE  WITH THE LAW.  Tenant  shall  not use the  Premises  or  permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, or requirement, shall be conclusive of the fact as between Landlord and Tenant.

33. WASTE OR NUISANCE. Further, Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Property, or which may adversely affect Landlord's interest in the Premises or the Property.

34. LIENS. Tenant shall keep the Premises and the property in which the Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Failure to do so shall constitute a default hereunder without notice or grace period. The interest of Landlord shall not be subject to liens for improvements made by Tenant. Tenant shall notify every contractor making improvements of this provision. The parties agree to execute, acknowledge and deliver without charge a Memorandum of Lease, in recordable form, containing a confirmation that the interest of the Landlord shall not be subject to liens for improvements made by Tenant to the Premises. Landlord make take such action as it deems appropriate to remove a lien. Tenant agrees to indemnify and hold Landlord harmless from any damage, loss cost or expense incurred by Landlord as a result of a claim of lien.

35. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord. A consent to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any assignment or subletting, without consent shall be void, and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performance of any of the terms, covenants and conditions thereof.

36. HOLDING OVER. Tenant shall pay Landlord 150% the amount of the daily base rent in effect immediately prior to termination for each day Tenant retains possession of the Premises after termination. Tenant shall also pay all damages sustained by Landlord by reasons of such retention and indemnify Landlord from and against claims by succeeding Tenant because of delay. However, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease from month to month or for one year, whichever shall be specified in the notice. Acceptance by Landlord of rent after termination shall not constitute a renewal. This provision shall not be deemed to waive Landlord's right of reentry or any other right.

37. BANKRUPTCY OR INSOLVENCY. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or (b) an assignment by Tenant for the benefit of creditors or (c) any action taken or suffered by Tenant under any insolvency, bankruptcy or reorganization act, shall constitute a breach of this Lease by Tenant. Upon the happening of any such event, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceeding.

38. DEFAULT. Each of the following shall be deemed to be a default by Tenant and a breach of this Lease:

         (a) Default in the payment of rent or any other sums due hereunder, or any part thereof, for a period of three (3) days after Landlord gives Tenant written notice of such default.

         (b) Default in the performance of any other covenant or condition of this Lease or of the rules and regulations for the building in which the Premises are located for a period greater than that reasonably required to cure such default by diligent action after written notice by Landlord to Tenant.

         (c) Abandonment by Tenant of the premises.

         (d) Default in payment of any sums due or in the performance of any other covenant or condition of any other lease between Landlord and Tenant.

39. REMEDIES ON DEFAULT. In addition to the remedies provided by Chapter 83, Florida Statutes, Landlord shall have the following remedies:

         (a) Landlord may re-enter the Premises immediately and terminate the Lease. Landlord may remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant.(b) Landlord may re- let the Premises or any part of the Premises for any term without terminating the Lease, at such rent and on such terms as he may choose, for the Tenants account. Landlord may make such alterations or repairs of the Premises as may be necessary or required. The duties and liabilities of the parties upon such re-letting are as follows:

                  (i) In addition to Tenant's liability to Landlord for breach of the Lease, Tenant shall be liable for all expenses of the re-letting, including, without limitation, broker's commissions, expenses of alterations and repairs and all other expenses of the Landlord. Tenant shall pay to Landlord such expenses on the dates the rent are due provided herein, minus the rent received by Landlord from re-letting.

                  (ii) Landlord, at its option, shall have the right to apply the rent received from re- letting the Premises as follows:

         First, to reduce Tenant's indebtedness to Landlord under the Lease, not including indebtedness for rent;
         Second, to recover expenses of re-letting and alternations and repairs made;
         Third, to recover the rent due under the Lease; and Fourth, to payment of future rent under the Lease as it becomes due.

                  (iii) Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

     Landlord may recover from Tenant all damages proximately resulting from the breach, including the cost of recovering the Premises, the unpaid rent that had been earned at time of breach, and accelerate payment of rent that would have been earned from date of such breach until the time this Lease would have expired but for such termination. All such amounts shall be immediately due and payable from Tenant.

     Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given to it under any law now or hereafter in effect.

40. TRANSFER BY LESSOR. If Landlord assigns sells or conveys its interest in the Lease or the building containing the Premises, Landlord shall be released from any future liability upon any of the covenants or conditions, expressed or implied; herein contained in favor of Tenant, and Tenant agrees to look solely to the responsibilities of the successor in interest of Landlord. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

41. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant at Tenant's sole cost and expense and without any abatement of rent. If the Tenant fails to pay any sum of money, other than rent, required to be paid by it or fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice by the Landlord, the Landlord may, but shall not be obligated, make any such payment or perform any such other act on the Tenant's part to be made or performed as in the Lease provided. Tenant's obligations shall not be waived by Landlord's exercise of this option.

All sums paid by the Landlord and all necessary incidental costs together with interest thereon at the rate of one and one-half percent (1-1/2%) per month from the date of payment by the Landlord shall be payable to the Landlord on demand and the Tenant covenants to pay any such sums, and the

Landlord shall have (in additional to any other right or remedy of the Landlord) the same rights and remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of the rent.

42. RIGHT OF RELOCATION. Landlord has the right to relocate the Tenant to space of comparable size within the property upon which the Premises is located. Such relocation shall be undertaken, if required, following written notice to Tenant of not less than thirty (30) days. Landlord shall bear the expense of the Tenant's move and build-out expense comparable to Tenant's existing space.

43. RULES AND REGULATIONS. Tenant agrees to comply with all rules and regulations Landlord may adopt from time to time for operation of the Property, and protection and welfare of Property, its tenants, visitors, and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached hereto as Exhibit "B". Landlord may amend the rules from time to time and any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant, providing the same do not materially deprive Tenant of its rights established under this Lease.

44. LEGAL EXPENSES. In the event that it shall become necessary for Landlord to employ the services of an attorney to enforce any of its rights or to protect its interest under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of the Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such fee as shall be charged by Landlord's attorney for such services. Should suit be brought because of the breach of any covenants under this Lease or to protect any interest or right under the Lease, the non-prevailing party shall pay to the prevailing party all expenses of such suit and any appeal thereof, including a reasonable attorney's fee.

45. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any, existing subleases or sub-tenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or sub-tenancies.

46. WAIVERS. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent.

47. NOTICES. Unless otherwise required by statute, all notices and demands which may be or are required to be given by either party to the other shall be in writing. All notices and demands shall be sent by United States certified or registered mail, postage prepaid or hand delivered if receipt is obtained, addressed as follows:

To Landlord:                                To Landlord's Agent:
PROPERTY                                    Adler Management Services, Inc.
(Leasing Office: Street Address)            1400 NW 107 Avenue
(Leasing Office: City State Zip)            Miami, Florida  33172

 To Tenant:
                                            The Nationwide Companies, Inc.
(Tenant: Street Address)                    4350 Oakes Road, Suite 512
(Tenant: City State Zip)                    Davie, Florida 33314

Notices shall be deemed to have been served upon the party to whom addressed upon receipt. Either party may change its address by giving written notice of such change to the other parties.

48. COVENANT OF QUIET ENJOYMENT. Landlord agrees that if the Tenant shall perform all the covenants and conditions of this Lease, Tenant shall, at all times during such term, have the peaceful and quiet enjoyment and possession of the Premises.

49. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

50. HAZARDOUS MATERIALS. Subject to the remaining provisions of this paragraph, Tenant shall be entitled to use and store only those Hazardous Materials (defined below), that are necessary for Tenant's business provided that such usage and storage is in full compliance with all applicable local, state and federal statutes, orders, ordinances, rules and regulations (as interpreted by judicial and administrative decisions). Landlord shall have the right at all times during the term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to be determine whether Tenant is in compliance with the provisions of this Paragraph, and (iii) request lists of all Hazardous materials used and stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Tenant, if Landlord reasonably believes they are necessary. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases or discharges of Hazardous Materials on the Premises, or in any common areas or parking lots (if not considered part of the Premises), caused by the acts or omissions of Tenant, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to investigate, clean up and otherwise remedy any spill, release or discharge of Hazardous Materials caused by the acts or omission of Tenant, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's cost and expense; such investigations, clean up and remediation to be performed after Tenant has obtained Landlord's written consent, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to respond immediately to any emergency without first obtaining Landlord's written consent. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorney's and consultants fees) arising from or related to the use, presence, transportation, storage, disposal spill, release or discharge of Hazardous Materials on or about the Premises caused by the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractor. Tenant shall not be entitled to install any tanks under, on or about the

Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole express written discretion. As used herein, the term "Hazardous Materials" shall mean
(i) any hazardous or toxic wastes, materials or substances, and other materials or substances, and other pollutants or contaminants, which are or become regulated by all applicable local, state and federal law, including but not limited to 42 U.S.C. 6901 et seq, 42 U.S.C. 9601 et seq, any Rule or Regulations of the Florida Resource Recovery and Management Act, Chapter 403 of Florida Statues; (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyls; and (v) radioactive materials. The provisions of this Paragraph shall survive the termination of this Lease for not less than ten (10) years from termination thereof.

51. RADON GAS. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

52. INDEMNIFICATION FOR LEASING COMMISSIONS. Each of the parties represents and warrants that it has dealt with no broker or brokers in connection with the execution of this Lease, except Montalbano Commercial Realty, Inc. and each of the parties shall agree to indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's leasing commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf not previously disclosed to and acknowledged by the parties.

53. GOVERNING LAW. This Lease shall be governed, construed and enforced in accordance with the laws of the State of Florida.

54. NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with Tenant.

55. PARTIAL INVALIDITY. In any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

56. RECORDING. Tenant shall not record this Lease or any memorandum thereof without the written consent and joinder of Landlord.

57. LIABILITY OF LANDLORD. Anything contained in this Lease, at law or in equity to the contrary notwithstanding, Tenant expressly acknowledges and agrees that there shall at no time be or be construed as being any personal liability by or on the part of Landlord under or in respect of this Lease or in any way related hereto or the Premises; it being further acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally or directly against any officer, director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord, but will look solely to the Landlord's interest in the Property for the satisfaction of any and all claims, remedies or judgments (or other judicial process) in favor of Tenant requiring the payment of money by Landlord in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise, subject, however, to the prior rights of any ground or underlying lessors or the holders of the mortgages covering the Property, and no other assets of Landlord or owners of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims; such exculpation of personal liability as herein set forth to be absolute, unconditional and without exception of any kind.

58.FlexxspaceSM. The Property is part of the FlexxspaceSM network (the"Network"). The Landlord, through the Network, from time to time, may, but is not required to provide access to services, benefits and/or accommodations to Tenants within the System. Tenant understands and agrees that Landlord is under no legal obligation to maintain, continue or make available the Network or any part thereof and the Network and/or use thereof is not a condition of or consideration for Tenant entering into this Lease. Further, Landlord makes no warranties or representations whatsoever as to any services or products obtained through the System and Tenant agrees and acknowledges that any claim, complaint or remedy shall be against the ultimate provider of the services or products and not against the Landlord.

59. TIME IS OF THE ESSENCE. Time is of the essence in this Lease and for each and all of its provisions in which performance is a factor.

60. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

61. CHOICE OF LAW. This Lease shall be governed by the laws of the State of Florida. The venue for any action filed in connection herewith by either party shall be the county in which the Premises are located.

62. WAIVER TRIAL BY JURY. The Parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or Occupancy of the Leased Premises, and/or any claim of Injury or Damage.

63. ACCEPTANCE OF FUNDS BY LANDLORD. No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

64. COMPLETE AGREEMENT AMENDMENTS. This Lease, including all Exhibits, constitutes the entire agreement between parties; it supersedes all previous understandings and agreements between the parties, if any; and no oral or implied representation or understandings shall vary its terms, and it may not be amended except by a written instrument executed by both parties.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year set forth above.




WITNESS:                        LANDLORD:

                                AP-Adler Oakes, Ltd.,
                                          a Florida limited partnership
----------------------------    By: AP-Adler Oakes LLC,
                                          its general partner
                                By: AP-Adler Investment Fund, LP.,
                                          its managing member
----------------------------    By: Adler Newco GP, Inc.,
                                          its managing general partner


                                /s/ Brett W. Harris
                                ---------------------------------------------
                                Brett W. Harris, Authorized Signatory



                                TENANT:
----------------------------
                                The Nationwide Companies, Inc.


---------------------------     /s/ Dick Loehr
                                ----------------------------------
                                Dick Loehr, President

                                    GUARANTY

In consideration of Landlord entering into the Lease with Tenant (which it would not have done but for execution of this Guaranty) and other good and valuable consideration, the undersigned guarantor(s), jointly and severally do hereby guaranty to the Landlord, to any mortgagee holding a mortgage on the property of which the Leased premises is a part and their successors and assigns, full prompt and complete payment and performance by Tenant of each and every covenant, condition and provision contained in the Lease with no less force and effect than if the guarantor(s) were named as the Tenant in said Lease, and the guarantor(s) jointly and severally will on demand pay all such amounts at any time in arrears and will make good any and all defaults occurring under said Lease. This Guaranty shall be absolute, continuing and unlimited and the Landlord shall not be required to take any proceedings against the Tenant or give any notice to the guarantor(s) before the Landlord has a right to demand payment or performance by the guarantor(s) hereunder. The undersigned guarantor(s) further agree that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease and that this guaranty and the liability created thereunder shall not be impaired by Landlord taking any action against the Tenant. If Landlord is required to take any action under this Guaranty, the guarantor(s) shall be liable for any and all attorney's fees and costs incurred as a result thereof.. Notwithstanding anything in this guaranty to the contrary, in the event tenant at the end of the 24th month of the term of this lease is not in default or otherwise in breach thereof, the guarantor's liability under this guaranty shall be limited to those matters arising or accruing during the first 24 months of this leas only; otherwise this guaranty shall remain in full force and effect for the entire lease period.

THE UNDERSIGNED GUARANTORS(S) WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT PURSUANT TO OR UNDER THIS GUARANTY.

Dated:

WITNESSES as to Guarantor(s):


                                         /s/ Dick Loehr
----------------------------------       ----------------------------
                                         Guarantor


----------------------------------

                                ADDENDUM TO LEASE


Tenant shall pay to Landlord the sum of $20,000.00 for additional buildout at receipt of building permit from Town of Davie. Tenant has option to reduce rental amount to $12.00 sq.ft. and pay an additional sum of $20,000.00 before Certificate of Occupancy.